EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2006 appearing in the Annual Report on Form 10-K of Franklin Credit Management Corporation for the fiscal year ended December 31, 2005.

/s/ Deloitte & Touche LLP
New York, New York
June 8, 2006